UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009 (April 16, 2009)

POINT BLANK SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 16, 2009, the Board of Directors of Point Blank Solutions, Inc. (the “Company”) terminated the employment of Larry R. Ellis as the Company’s President and Chief Executive Officer (the “Termination”). General Ellis’ employment was terminated pursuant to Section 8.2 of his Employment Agreement with the Company dated March 27, 2007 (the “Employment Agreement”). Payments to General Ellis because of the Termination are anticipated to occur in accordance with the terms of the Employment Agreement applicable to a termination not for “Cause.” The Employment Agreement was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2006 (filed on October 1, 2007).

In addition, because of the Termination, the 100,000 units under General Ellis’ Deferred Stock Award granted in March 2008 will immediately vest and 100,000 fully vested shares of the Company’s common stock will be issued to General Ellis. The form of Deferred Stock Award Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 18, 2008.

(c) In connection with the Termination, effective April 16, 2009, the Board of Directors of the Company appointed James R. Henderson, a Board member and the Company’s current Chairman of the Board, to serve as the Company’s acting Chief Executive Officer.

James R. Henderson, age 51, was elected to Point Blank Solutions’ Board of Directors in August 2008. He is a Managing Director and operating partner of Steel Partners LLC, a global investment management firm, which is the Investment Manager for Steel Partners II Master Fund L.P., Steel Partners II, L.P. and Steel Partners II (Onshore) LP. Mr. Henderson has, since March 1, 2007, served as an Executive Vice President of SP Acquisition Holdings, Inc., a “blank check company.”

Mr. Henderson serves as a director (currently Chairman of the Board) of GenCorp Inc., a manufacturer of aerospace and defense systems, and as a director of BNS Holdings, Inc., a holding company. Mr. Henderson serves as a director (currently Chairman of the Board) of Del Global Technologies Corp., a designer and manufacturer of medical imaging and diagnostic systems. He also serves as a director of SL Industries, Inc. (“SLI”), a manufacturer and marketer of power and data quality systems and equipment.

Mr. Henderson was employed as Chief Financial Officer with Aydin Corporation from 1996 to June 1999, which also included tenure as President and Chief Operating Officer from October 1998 to June 1999. Prior to his employment with Aydin Corporation, Mr. Henderson was employed as an executive with UNISYS Corporation, an e-business solutions provider.

The Company reported the Termination in its press announcement dated April 17, 2009 which is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued on April 17, 2009 by Point Blank Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Date:	April 17, 2009	By:	/s/ Jennifer Rae Coberly
		Name:	Jennifer Rae Coberly
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 17, 2009 issued by Point Blank Solutions, Inc.